Exhibit 99.1

AptarGroup Posts Strong Earnings Per Share Growth on a Comparable Currency Basis

CRYSTAL LAKE, Ill.--(BUSINESS WIRE)--April 30, 2015--AptarGroup, Inc. (NYSE:ATR) today reported first quarter sales and earnings per share. Excluding currency effects, comparable earnings per share increased significantly over the prior year despite a slight decline in sales.

First Quarter 2015 Summary

  Excluding currency translation effects, core sales declined 1%
  Earnings per share reached $0.70, a 17% increase over the prior year currency-adjusted earnings per share of $0.60
  Reported sales and earnings per share were negatively impacted by weak foreign currencies, primarily the Euro
  Reported sales decreased 13% to $590 million and reported earnings per share decreased 1% to $0.70 per share from $0.71 per share reported in the prior year
  Pharma segment delivered excellent results with core sales growth in each market
  Each business segment achieved operating profit margins equal to or above the prior year’s levels

FIRST QUARTER RESULTS

For the quarter ended March 31, 2015, reported sales decreased 13% to $590 million from $676 million a year ago. Excluding the negative impact from changes in currency exchange rates, core sales decreased by 1%.

First Quarter Segment Sales Analysis
(Change Over Prior Year)
	Beauty +		Food +	Total
	Home	Pharma	Beverage	AptarGroup
Sales Growth Before Currency Effects (Core Sales)	(4%)	7%	(4%)	(1%)
Currency Effects (1)	(12%)	(15%)	(6%)	(12%)
Total Reported Sales Growth	(16%)	(8%)	(10%)	(13%)

(1) - Currency effects are determined by translating last year's amounts at this year's foreign exchange rates.

Commenting on the quarter, Stephen Hagge, President and CEO, said, “I am pleased that we were able to achieve strong earnings per share growth on a comparable currency-adjusted basis despite softness in certain markets. Our results were primarily driven by another excellent quarter for our Pharma segment that grew cores sales in each of its markets. We also benefited from cost containment efforts and lower raw material costs across each business segment. We are on the right track toward improving the margin profile of our Beauty + Home segment and while we are in the early stages, I think this quarter’s result was a good start. In addition, after a slow start to the quarter, our Food + Beverage segment’s sales gained momentum as the quarter progressed.”

AptarGroup reported earnings per share of $0.70 compared to $0.71 per share a year ago. Assuming a comparable foreign currency exchange rate environment, comparable earnings per share for the prior year were approximately $0.60.

OUTLOOK

Commenting on AptarGroup’s outlook, Hagge said, “As we look forward to the second quarter, we are expecting another quarter of solid earnings growth on a comparable currency-adjusted basis. The weak foreign currency environment should continue to be a significant headwind on our translated results. Recent near-term macro-economic forecasts point to deceleration in the developing regions and there remains some uncertainty around the pace of growth in the US and Europe. However, our level of project dialog with customers is good and we are optimistic that we will continue to drive growth through our targeted market approach with the industry’s broadest product portfolio. We will also continue to focus on cost containment as we create affordable innovation for our customers and consumers.”

AptarGroup expects earnings per share for the second quarter to be in the range of $0.73 to $0.78 per share compared to $0.79 per share reported in the prior year. Assuming a comparable foreign currency exchange rate environment, comparable earnings per share for the prior year were approximately $0.66.

CASH DIVIDEND

As previously reported, the Board of Directors declared a quarterly cash dividend of $0.28 per share. The payment date is May 20, 2015, to stockholders of record as of April 29, 2015.

OPEN CONFERENCE CALL

There will be a conference call on Friday, May 1, 2015 at 8:00 a.m. Central Time to discuss AptarGroup’s first quarter results for 2015. The call will last approximately one hour. Interested parties are invited to listen to a live webcast by visiting the Investor Relations page at www.aptar.com. Replay of the conference call can also be accessed on the Investor Relations page of the website.

AptarGroup, Inc. is a leading global supplier of a broad range of innovative dispensing solutions for the beauty, personal care, home care, prescription drug, consumer health care, injectables, food, and beverage markets. AptarGroup is headquartered in Crystal Lake, Illinois, with manufacturing facilities in North America, Europe, Asia and South America. For more information, visit www.aptar.com.

This press release contains forward-looking statements. Words such as “expects,” “anticipates,” “believes,” “estimates,” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on management’s beliefs as well as assumptions made by and information currently available to management. Accordingly, AptarGroup’s actual results may differ materially from those expressed or implied in such forward-looking statements due to known or unknown risks and uncertainties that exist including, but not limited to, economic, environmental or political conditions in the various markets and countries in which AptarGroup operates; changes in customer and/or consumer spending levels; financial conditions of customers and suppliers; consolidations within our customer or supplier bases; fluctuations in the cost of raw materials, components and other input costs; the Company’s ability to increase prices, contain costs and improve productivity; changes in capital availability or cost, including interest rate fluctuations; the competitive marketplace; fiscal and monetary policies and other regulations; inflationary pressures and changes in foreign currency exchange rates; direct or indirect consequences of acts of war or terrorism; and labor relations. For additional information on these and other risks and uncertainties, please see AptarGroup’s filings with the Securities and Exchange Commission, including its Form 10-K’s and Form 10-Q’s. Readers are cautioned not to place undue reliance on forward-looking statements. AptarGroup undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

APTARGROUP, INC.
Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share Data)
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2015	2014

Net Sales	$589,811	$676,051
Cost of Sales (exclusive of depreciation shown below)	385,979	453,411
Selling, Research & Development and Administrative	96,187	106,674
Depreciation and Amortization	34,060	37,247
Operating Income	73,585	78,719
Other Income/(Expense):
Interest Expense	(7,303)	(4,881)
Interest Income	1,731	1,016
Equity in income of affiliates	(119)	(1,546)
Miscellaneous, net	(199)	372
Income before Income Taxes	67,695	73,680
Provision for Income Taxes	22,596	25,272
Net Income	$45,099	$48,408

Net Loss/(Income) Attributable to Noncontrolling Interests	72	(19)
Net Income Attributable to AptarGroup, Inc.	$45,171	$48,389
Net Income Attributable to AptarGroup, Inc. Per Common Share:
Basic	$0.73	$0.74
Diluted	$0.70	$0.71

Average Numbers of Shares Outstanding:
Basic	62,292	65,468
Diluted	64,494	68,232

APTARGROUP, INC.
Condensed Consolidated Financial Statements (Unaudited)
(continued)
(In Thousands)
CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
ASSETS

Cash and Equivalents	$385,693	$399,762
Receivables, net	421,560	406,976
Inventories	284,579	311,072
Other Current Assets	103,494	96,128
Total Current Assets	1,195,326	1,213,938
Net Property, Plant and Equipment	756,488	811,655
Goodwill, net	309,396	329,741
Other Assets	73,816	81,856
Total Assets	$2,335,026	$2,437,190

LIABILITIES AND EQUITY

Short-Term Obligations	$22,587	$251,976
Accounts Payable and Accrued Liabilities	340,334	352,762
Total Current Liabilities	362,921	604,738
Long-Term Obligations	812,232	588,892
Deferred Liabilities	133,075	139,644
Total Liabilities	1,308,228	1,333,274

AptarGroup, Inc. Stockholders' Equity	1,026,361	1,103,407
Noncontrolling Interests in Subsidiaries	437	509
Total Equity	1,026,798	1,103,916

Total Liabilities and Equity	$2,335,026	$2,437,190

APTARGROUP, INC.
Condensed Consolidated Financial Statements (Unaudited)
(continued)
(In Thousands)
SEGMENT INFORMATION

	Three Months Ended
	March 31,

	2015	2014
NET SALES
Beauty + Home	$329,414	$391,236
Pharma	178,669	194,349
Food + Beverage	81,728	90,466
Total Net Sales	$589,811	$676,051

SEGMENT INCOME (1)
Beauty + Home	$23,375	$27,781
Pharma	52,001	52,482
Food + Beverage	9,050	9,080
Corporate and Other	(11,159)	(11,798)
Total Income Before Interest and Taxes	$73,267	$77,545
Interest Expense, Net	(5,572)	(3,865)
Income before Income Taxes	$67,695	$73,680

SEGMENT INCOME AS % OF NET SALES
Beauty + Home	7.1%	7.1%
Pharma	29.1%	27.0%
Food + Beverage	11.1%	10.0%
Notes to Condensed Consolidated Financial Statements:
(1) - The Company evaluates performance of its business units and allocates resources based upon segment income defined as earnings before net interest expense, certain corporate expenses, and income taxes.

CONTACT:
AptarGroup, Inc.
Matthew DellaMaria, 815-477-0424